UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2023

Staffing 360 Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 507-5710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.00001	STAF	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2023 the Board of Directors (the “Board”) of Staffing 360 Solutions, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) and .3889 Rights for each outstanding share of Series H Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Series H Preferred Stock” and together with the Common Stock, the “Voting Stock”). The dividend is payable on October 21, 2023 to the stockholders of record at the close of business on October 21, 2023 (the “Record Date”). Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.00001 per share, of the Company (the “Preferred Stock”) at a price of $2.75 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 1, 2023, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Securities Transfer Corporation, as Rights Agent.

Until the close of business on the earlier of (i) 10 business days following the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such, or such other date, as determined by the Board, on which a Person has become an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), (x) the Rights will be evidenced by the certificates representing the Voting Stock registered in the names of the holders thereof (or by book entry shares in respect of such Voting Stock) and not by separate Right Certificates (as defined below), and (y) the Rights will be transferable only in connection with the transfer of Voting Stock.

Until the Distribution Date (or earlier expiration of the Rights), (i) new Voting Stock certificates issued after the Record Date upon transfer or new issuances of Voting Stock will contain a legend incorporating the terms of the Rights Agreement by reference, and (ii) the surrender for transfer of any certificates representing Voting Stock (or book entry shares of Voting Stock) outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Voting Stock represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Voting Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Except as otherwise provided in the Rights Agreement, the Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) October 2, 2026 or such later date as may be established by the Board prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed pursuant to the terms of the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Rights Agreement at which time the Rights are terminated, or (iv) the time at which such Rights are exchanged pursuant to the terms of the Rights Agreement.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time, among others, (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on any class or series of Voting Stock payable in shares of a class or series of Voting Stock or subdivisions, consolidations or combinations of any class or series of Voting Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 and (b) the sum of (1) 1,000 (subject to adjustments for stock dividends, stock splits, or stock combinations) times the aggregate per share amount of all cash dividends, plus (2) 1,000 (subject to adjustments for stock dividends, stock splits, or stock combinations) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends and distributions), and (b) an amount equal to 1,000 times (subject to adjustments for stock dividends, stock splits, or stock combinations) made per share amount of all cash and other property to be distributed in respect of Common Stock. Each share of Preferred Stock will be initially entitled to 1,000 votes (subject to adjustment for stock dividends, stock splits, or stock combinations). In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at the meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company. Holders of Preferred Stock shall otherwise have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action, other than as required by law.

In the event of any merger, consolidation, combination or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (the first occurrence of such event, a “Flip-In Event”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock equal to the number of shares of Common Stock obtained by dividing the Purchase Price (subject to adjustments) by 50% of the current per share market price of the Common Stock on the date of the Flip-In Event. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% (20% in the case of a Passive Investor (as defined in the Rights Agreement)) or more in voting power of the shares of Voting Stock then outstanding, subject to certain exclusions. Under the Rights Agreement, a “Passive Investor” is generally a person who or which has reported or is required to report beneficial ownership of shares of Voting Stock on Schedule 13G under the Exchange Act. Certain synthetic interests in securities created by derivative positions are treated under the Rights Agreement as beneficial ownership of the number of shares of Voting Stock equivalent to the economic exposure created by the derivative security, to the extent actual shares of Voting Stock are directly or indirectly beneficially owned by a counterparty to such derivative security.

In the event that, after a Flip-In Event, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of Common Stock equal to the result obtained by dividing the Purchase Price (subject to adjustments) by 50% of the current per share market price of the common stock of such person(s) (or its parent) with whom the Company has engaged in the foregoing transaction.

At any time after a Flip-In Event and prior to the acquisition by an Acquiring Person of 50% or more in voting power of the shares of Voting Stock then outstanding, the Board may, at its option, exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right.

With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to a Flip-In Event, the Board may redeem all but not less than the then outstanding Rights at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, in its sole discretion, except with respect to the Redemption Price, supplement or amend any provision in the Rights Agreement without the approval of any holders of the Rights. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, supplement or amend the Rights Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may adversely affect the interests of holders of the Rights, cause the Rights Agreement to become amendable contrary to the provisions of the Rights Agreement, or cause the Rights to again to become redeemable.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

As of October 1, 2023, there were 5,601,020 shares of Common Stock issued and outstanding, and an additional 195,000 shares of Common Stock reserved for issuance under the Company’s existing benefit plans. As of October 1, 2023, there were 9,000,000 shares of Series H Preferred Stock issued and outstanding, which shares were convertible into a total of approximately 350,004 shares of Common Stock. The Common Stock and Series H Preferred Stock vote on all matters submitted to stockholders generally, as a single class, on an as-converted to Common Stock basis. One hundred thousand shares of Preferred Stock have been reserved for issuance upon the exercise of the Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Company has adopted a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware on September 30, 2023. See the description of the Rights Agreement in Item 1.01 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designation herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 7.01	Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Staffing 360 Solutions, Inc.
4.1	Rights Agreement, dated as of October 1, 2023, between Staffing 360 Solutions, Inc. and Securities Transfer Corporation, as Rights Agent.
99.1	Press Release of Staffing 360 Solutions, Inc., dated October 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Staffing 360 Solutions, Inc.

	By:	/s/ Brendan Flood
	Name:	Brendan Flood
Date: October 2, 2023	Title:	Chairman and Chief Executive Officer